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                                                                  EXHIBIT 99.(j)








               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement (Form N-1A) (No. 33-40991) of Delaware Pooled Trust, Inc. of our reports dated December 4, 1998, included in the 1998 Annual Reports to shareholders.


                                                       /s/Ernst & Young LLP

Philadelphia, Pennsylvania
November 12, 1999